Exhibit 10 xlviii

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                          JOINT VENTURE/REPRESENTATIVE
                                    AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into as of March 6, 1999, by and between NSU (the "Institute"), and NEVADA MANHATTAN GROUP, INCORPORATED ("Nevada"), a Nevada Corporation or its nominees as the Joint Venture Partner and exclusive Representative.

         RECITALS:

         A. The Institute is engaged in research and development in those industries which are identified on Exhibit A hereto (the "Industries"). The Institute owns and has the right to sell, use and license certain proprietary technologies in such Industries as also identified on Exhibit A (the "Technologies").

         B. The Institute appoints Nevada as its Joint Venture Partner and Exclusive Representative for the worldwide marketing and exploitation of the Technologies, and all products which employ the Technology ("Products"), on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, the parties hereto agree as follows:



                  AGREEMENT:



          1. Appointment. The Institute hereby appoints Nevada as its Exclusive Joint Venture Partner and Exclusive Representative for the marketing and sales of Technologies and Products throughout the world. Nevada hereby accepts such appointment, on the terms and conditions set forth herein.

          2. Services of Nevada. Subject to the provisions of this Agreement, Nevada agrees to develop marketing opportunities and to create business relationships for the Institute. In connection therewith, Nevada, at its sole cost and expense, shall, among other things:

               a.   Maintain an office facility.

               b.   Handle  all   Product   and   Technologies   inquiries   and
                    quotations.

               c. Assist customers approved by Nevada in placing orders directly with the Institute: for:



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                    1.   Scientific  software  development.

                    2. Retraining and managing personnel approved and chosen by Nevada.

               d.   The Parties to this  Agreement  will provide each other with
                    information   regarding   the   competitive   Products   and
                    technologies available or being developed.

               e. Nevada will be responsible for communication between the Institute and potential customers.

          3. Representations and Warranties: Obligations of the Institute. The Institute represents and warrants to Nevada that it is the true owner of all rights in and to the Technologies, subject to no liens or rights of any other person or entity, and it is fully empowered to enter into and perform this Agreement. The Institute agrees that at its sole cost and expense, it shall:

               (a) Supply to Nevada such current technical specifications, promotional materials, data sheets, price lists and other information (collectively, the "Product Information"), as Nevada deems necessary to assist Nevada in performing its obligations hereunder;

               (b) Institute will immediately disclose to Nevada all Product inquiries it receives; and

               (c) Provide to Nevada such models, prototypes, components, systems and instruments for demonstration to potential customers as Nevada deems appropriate to assist Nevada in performing its obligations hereunder, all of which remain the property of the Institute.

          4. Exclusivity: Non Competition. During the term of this Agreement, the Institute shall not, without the prior written consent of Nevada, (i) directly or indirectly grant to any other person, firm, corporation or business any right or license for the marketing, sale, or licensing of any of the Products or Technologies, (ii) directly or indirectly engage in any activity that is competitive with the exclusive rights granted to Nevada hereunder, or (iii) solicit, or attempt to solicit, any person or entity who is or was an employee, consultant, customer, supplier or independent contractor of Nevada prior to or at the time of termination of this Agreement.



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          5.   Assignment  and  Sub-Agents.  Nevada  shall be fully  entitled to retain its own agents and sub-agents to perform its obligations under this Agreement and to assign this Agreement and its rights and obligations hereunder.

          6. Compensation. As compensation for the grant of rights and the services of the Institute to be performed hereunder, Institute shall receive compensation as set forth on the Compensation Schedule (the "Compensation Schedule") attached hereto as Exhibit B.


          7. Expenses. Except as otherwise expressly provided to the contrary herein, Nevada shall be solely responsible for the payment of all expenses, taxes and levies related to its performance under this Agreement.

          8. Indemnification. The Institute shall indemnify and hold harmless Nevada and its officers, agents, representatives, directors and employees from and against any and all liabilities, costs, losses, damages, injuries, expenses, causes of action, claims, suits, demands, legal proceedings, assessments and similar matters, including, without limitation, attorney's fees,
               resulting   from   or   arising   out  of  any   breach   of  its
               representations and warranties or its failure to fully and completely perform and comply with its obligations hereunder.

          9. Confidentiality. Nevada acknowledges that the Institute is the owner of certain trade secrets and confidential information used in the operation of the Institute's business, including without limitation, know-how, patents, trademarks, trade names, files, records, documents, samples, catalogs, drawings, specifications, technical information, price lists, customer lists, promotional materials and similar information and literature (collectively, the "Confidential Information") which information shall be revealed to Nevada pursuant to this Agreement. Nevada hereby agrees that it shall not, and that it shall use reasonable care to insure that its officers, agents, representatives and employees shall not, without the prior written consent of the Institute, during the term hereof or after termination of this Agreement, directly or indirectly, use, reveal publish or disclose any Confidential Information obtained pursuant to this Agreement except in furtherance of its performance in accordance with the terms and conditions of this Agreement. The Institute acknowledges that Nevada is a public company and has an obligation to disclose general information, but Nevada will not disclose any "confidential information" without the expressed written permission of the Institute.


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          10.  Term.  This Agreement shall be effective as of the date first set forth above and shall continue in full force and effect for a period of five (5) years ("Initial Term") and thereafter this Agreement shall automatically renew for successive one (1) year terms.

          11.  Notices.  All  notices  and  other  communications   required  or
               permitted to be given hereunder shall be made in writing and shall be deemed duly given when delivered personally or by confirmed facsimile to the addresses set forth immediately following the signatures of the parties hereto or to such other addresses as either of the parties hereto may from time to time designate to the other party in writing.

          12. Waivers. No delay or failure by any Party to exercise any right, power or remedy with regard to any breach or default under this Agreement or to insist upon strict performance of any of the provisions hereof, shall impair any right, power or remedy of such party, nor shall it be construed to be a waiver of any breach or default of the same or any other provision of this Agreement. Any waiver, permit consent or approval of any kind or character on the part of either party hereof shall be in writing and shall be effective only to the extent specifically provided in such writing

          13. Remedies. All remedies, whether under this Agreement, at law, in equity or otherwise afforded to either party hereto, shall be cumulative and not alternative.

          14. Successors. The covenants, agreements, terms and conditions contained in this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          15. Applicable Law. This Agreement shall be enforced and construed in accordance with the laws of the State of Delaware, U.S.A. The parties specifically agree that this Agreement shall not be governed by the United Nations Convention on the International Sale of Goods.

          16. Severability. Any provision of this Agreement which may be prohibited or deemed as invalid by or otherwise held invalid by any court will be ineffective only to the extent of such prohibition or invalidity and such prohibition or invalidity shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

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          17.  Arbitration:  Attorney's  fees. In the event of any  controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, either party may submit the matter to binding arbitration in Stockholm, Sweden, in accordance with the rules of the Stockholm Chamber of Commerce. In addition to any award received, the prevailing party shall be entitled to recover from the other party all expenses, including, without limitation, the cost of investigation and reasonable attorney fees and accountants fees incurred in connection therewith.

          18. Entire Agreement. This Agreement, together with the Exhibits attached hereto, which by this reference are incorporated herein, sets forth the entire Agreement between the parties hereto, and fully supersedes any and all prior agreements, written or oral, between the parties hereto pertaining to the subject matter hereof.

          19. Option. In further consideration of Nevada's covenants herein, the Institute hereby grants to Nevada the option to purchase any and all of the Technologies, as well as the business of the Institute as a going concern.

          20. Modification. No changes in, modification of or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing and signed and dated by each of the parties hereto.

          21. Language. The language of this Agreement, and all related subsequent documents, shall be in the respective languages, both Russian and English. Certified translations in both Russian and English will be provided by the parties.



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          22.  Authority.  Each individual who signs this Agreement on behalf of an entity, by such act, represents and warrants that he or she has the full legal authority to execute this document on behalf of such entity, and that such action creates a fully binding and enforceable obligation on behalf of such entity.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Representative Agreement as of the date first set forth above.

Approved by:


                                   "INSTITUTE"


                                   s/s  Nekolai Dikansky

  [Round seal of NSU]              By:  Rector, NSU  6.03.99
                                   Address:  NSU Novosibirsk, S. U.  60399
                                   Attn:  N. Dikansky



                                   NEVADA MANHATTAN GROUP, INC.


                                   By       /s/ Jeffrey Kramer

                                            Jeffrey Kramer
                                            President
[Round Seal of Nevada Manhattan]
                                   By       /s/ Yuri Belman

                                            Yuri Belman
                                            Director for Technology Development